As filed with the Securities and Exchange Commission on September 29, 2003.

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                          COOLBRANDS INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in its Charter)

                         Province of Nova Scotia, Canada
         (State of other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

8300 Woodbine Avenue, 5th Floor, Markham, Ontario Canada               L3R 9Y7
       (Address of Principal Executive Offices)                       (Zip Code)

              CoolBrands International Inc. 1998 Stock Option Plan CoolBrands International Inc. 2002 Stock Option Plan
                            (Full Title of the Plan)

                             Integrated Brands, Inc.
                              4175 Veterans Highway
                              Ronkonkoma, NY 11775
                           Attention: Gary P. Stevens
                     (Name and Address of Agent for Service)

                                 (631) 737-9700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                                Proposed
                                                                Maximum           Proposed
Title of each                                 Amount            Offering           Maximum            Amount of
Class of Securities                            To be           Price Per          Aggregate         Registration
to be Registered                           Registered(1)        Share(2)      Offering Price(2)        Fee(2)
-----------------------------------------------------------------------------------------------------------------
Class A Subordinate Voting Shares            8,406,961          $ 7.3936         $62,157,707           $  5,029
-----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the stock options granted or to be granted by the Registrant under its 1998 Stock Option Plan and 2002 Stock option Plan.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon (a) as to the 3,060,882 and 1,297,577 Class A Subordinate Voting Shares issuable upon exercise of options previously granted under the Registrant's 1998 and 2002 Stock Option Plans, respectively, upon the prices at which such options may be exercised, (b) as to the remaining 176,079, and 3,872,423 Class A Subordinate Voting Shares issuable upon exercise of options reserved for future grant under the Registrant's 1998 and 2002 Stock Option Plans, respectively, on the basis of the average of the high and low prices for the Class A Subordinate Voting Shares as quoted on the Toronto Stock Exchange on September 25, 2003. Canadian dollar amounts have been translated into United States dollars at $1.00 United States dollar=$1.3477 Canadian dollars which was the noon buying rate for cable transfers as certified by the Federal Reserve Bank of new York on September 25, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 Item 1.   Plan Information.*

                 Item 2.   Registrant Information and Employee
                           Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            Item 3. Incorporation of Documents by Reference.

            The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

1. Annual Report on Form 40-F for the fiscal year ended August 31, 2002;

2. Amendment to Annual Report on Form 40-F for the fiscal year ended August 31, 2002 as filed with the Commission on September 29, 2003;

3. Reports on Form 6-K filed with the Commission on October 15, 2002; October 23, 2003: October 31,2002; November 8, 2002; December 16, 2002; January 17,
2003; January 24, 2003; February 3, 2003; March 6, 2003; April 1, 2003; April
15, 2003; April 25, 2003; July 3, 2003; July 8, 2003; July 18; 2003; July 21,
2003; September 12, 2003; and

4. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

      Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            Item 4. Description of Securities.

      Holders of Class A Subordinate Voting Shares are entitled to notice of and to attend all meetings of the shareholders of the Registrant, other than those meetings at which only holders of another specified class or series of shares of the Registrant are entitled to vote and are entitled to one vote for each Subordinate Voting Share held on all votes taken at such meetings. As of September 25, 2003 there were 45,665,345 Class A Subordinate Voting Shares issued and outstanding. The Registrant also has a class of Multiple Voting Shares issued and outstanding. Each Multiple Voting Share entitles the holder thereof to notice of and to attend all meetings of the shareholders of the Registrant, other than those meetings at which only holders of another specified class or series of shares of the Registrant are entitled to vote and are entitled to ten votes for each Multiple Vote Share held on all votes at such meetings. As of September 25, 2003 there were 6,145,126 Multiple Voting Shares issued and outstanding. The Subordinate Voting Shares and the Multiple Voting Shares vote as a single class unless otherwise required by law. Holders of Subordinate Voting Shares are entitled to receive such dividends as may be declared by the directors and payable by the Registrant on Subordinate Voting Shares out of assets properly applicable to the payment of dividends prior to the payment of dividends to the holders of Multiple Voting Shares. Holders of Subordinate Voting Shares are entitled to share equally with the holders of Multiple Voting Shares any remaining property of the Registrant in the event of the liquidation, dissolution or winding-up of the Registrant, or any other distribution of assets of the Registrant among its shareholders for the purposes of winding up its affairs, subject to the prior rights of the holders of any shares ranking prior to Subordinate Voting Shares and the Multiple Voting Shares with respect to a liquidation, dissolution or winding up of the Registrant. The holders of Subordinate Voting Shares are entitled to convert such Shares into Multiple Voting Shares in the event that an offer is made to the holders of the Multiple Voting Shares to purchase such shares if such offer must, by law, be made to all or substantially all of the shareholders of the Registrant.

            Item 5. Interests of Named Experts and Counsel.

            Not applicable

            Item 6. Indemnification of Directors and Officers.

      Section 204 of the Regulations for Management of a Company Limited by Shares under the Companies Act (Nova Scotia) (the "Regulations)" provides that every Director, manager, Secretary, Treasurer and other officer or servant of a company shall be indemnified by the company against, and it shall be the duty of the Directors out of the funds of the company to pay, all costs, losses and expenses that any such Director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him as such officer or servant or in any way in the discharge of his duties including traveling expenses; and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the company and have priority as against the members over all other claims.

      Section 205 of the Regulations provides that no Director or other officer of the company shall, in the absence of any dishonesty on the part of the Director or such other officer, be liable for the acts, receipts, neglects or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the company, or through the insufficiency or deficiency of any security in or upon which any of the moneys of the company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on his or her part, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of his or her office or in relation thereto.

      The Registrants' Articles of Association provide as follows:

            Every director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay to the fullest extent permitted by law, all costs, losses and expenses, including legal fees and disbursements and including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

            No director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

            Item 7. Exemption from Registration Claimed.

            Not Applicable.

            Item 8. Exhibits.

      Exhibit No.           Description
      -----------           -----------

            5               Opinion of Stewart, McKelvey Stirling Scales

            23.1            Consent of BDO Dunwoody LLP

            23.2 Consent of Stewart, McKelvey Stirling Scales (included in Exhibit 5)

            24 Power of Attorney (included on Page II-5 of this Registration Statement)

            Item 9. Undertakings.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Markham, Ontario, Canada, on this 29th day of September 2003.

                                  COOLBRANDS INTERNATIONAL


                                  By: /s/ David J. Stein
                                      ------------------------------------------
                                      David J. Stein, Co-Chief Executive Officer

      Each person whose signature appears below authorizes each of David J. Stein and Gary P. Stevens, or either of them as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacities and on the dates stated.

    Signature                                          Title                                      Date
    ---------                                          -----                                      ----
    /s/ Michael Serruya            Co-Chairman and Director                                September 29, 2003
    ---------------------------
    Michael Serruya

    /s/ Richard E. Smith           Co-Chairman, Co-Chief Executive Officer and             September 29, 2003
    ---------------------------    Director
    Richard E. Smith

    /s/ David J. Stein             President, Co-Chief Executive Officer and Director      September 29, 2003
    ---------------------------
    David J. Stein

    /a/ Aaron Serruya              Executive Vice President, Secretary and Director        September 29, 2003
    --------------------------
    Aaron Serruya

    /s/ David M. Smith             Executive Vice President and Director                   September 29, 2003
    --------------------------
    David M. Smith

    /s/ Gary P. Stevens            Chief Financial Officer and Authorized                  September 29, 2003
    --------------------------     Representative in the United States
    Gary P. Stevens                (principal accounting officer)

                                   Director                                                September , 2003
    --------------------------
    Romeo DeGasperis